EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

OGDEN CORPORATION:

    We consent to the incorporation by reference in this Registration Statement of Ogden Corporation on Form S-4 of our reports dated February 2, 1994 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 106 and No.
109), appearing in and incorporated by reference in the Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

    We also consent to the incorporation by reference in this Registration Statement of Ogden Corporation on Form S-4 of our reports dated February 2, 1994 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No.
109), appearing in and incorporated by reference in the Annual Report on Form 10-K of Ogden Projects, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
October 25, 1994